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Exhibit 23

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

        We consent to the inclusion in this Annual Information Form of Nexfor Inc. dated March 14, 2003, to be filed under Form 40-F, of our auditors' report dated January 20, 2003, with respect to the consolidated financial statements of Nexfor Inc. included herein.

Toronto, Canada
January 20, 2003	Chartered Accountants

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CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS